                                                                     EXHIBIT 11

                   PONDER INDUSTRIES, INC., AND SUBSIDIARIES

                    COMPUTATION OF EARNINGS (LOSS) PER SHARE


                                                                  Three Months Ended           Six Months Ended
                                                                    February 28/29               February 28/29
                                                             ---------------------------   -------------------------
                                                                 1997           1996           1997         1996
                                                             ------------   ------------   ------------   ----------
COMPUTATION OF PRIMARY EARNINGS (LOSS) PER SHARE:
     Net income (loss)                                       $ (2,052,251)  $    676,968   $ (2,933,886)  $  689,283
                                                             ============   ============   ============   ==========

WEIGHTED AVERAGE NUMBER OF SHARES OF COMMON STOCK
   OUTSTANDING                                                 12,352,524      7,974,260     12,298,187    7,405,578

WEIGHTED AVERAGE INCREMENTAL SHARES OUTSTANDING UPON
   ASSUMED CONVERSION OF OPTIONS (b)                                   --             --             --           --
                                                             ------------   ------------   ------------   ----------

WEIGHTED AVERAGE COMMON SHARES AND COMMON SHARE EQUIVALENTS
   USED FOR COMPUTATION
                                                               12,352,524      7,974,260     12,298,187    7,405,578
                                                             ============   ============   ============   ==========

PRIMARY EARNINGS (LOSS) PER COMMON SHARE AND COMMON SHARE
   EQUIVALENTS
                                                             $       (.17)  $        .08   $       (.24)  $      .09
                                                             ============   ============   ============   ==========


COMPUTATION OF FULLY DILUTED EARNINGS (LOSS) PER SHARE (a):
     Net income (loss)                                       $ (2,052,251)  $    676,968   $ (2,933,886)  $  689,283
                                                             ============   ============   ============   ==========

WEIGHTED AVERAGE NUMBER OF SHARES OF COMMON STOCK
   OUTSTANDING                                                 12,352,524      7,974,260     12,298,187    7,405,578

WEIGHTED AVERAGE INCREMENTAL SHARES OUTSTANDING UPON
   ASSUMED CONVERSION OF OPTIONS (b)                                   --             --             --           --
                                                             ------------   ------------   ------------   ----------

WEIGHTED AVERAGE INCREMENTAL SHARES OUTSTANDING UPON
   ASSUMED CONVERSION OF CONVERTIBLE DEBENTURES (b)                    --             --             --           --
                                                             ------------   ------------   ------------   ----------

WEIGHTED AVERAGE COMMON SHARES AND COMMON SHARE EQUIVALENTS
   USED FOR COMPUTATION
                                                               12,352,524      7,974,260     12,298,187    7,405,578
                                                             ============   ============   ============   ==========

EARNINGS (LOSS) PER COMMON SHARE AND COMMON SHARE
   EQUIVALENT ASSUMING FULL DILUTION
                                                             $       (.17)  $        .08   $       (.24)  $      .09
                                                             ============   ============   ============   ==========

(a) This calculation is submitted in accordance with Item 601(b)(11) of Regulation S-K although it is not required by APB Opinion No. 15 because it is antidilutive.

(b) The options and convertible debentures have an antidilutive effect in periods with losses and are, therefore, excluded from the computation.


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